Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Seychelle Environmental Technologies, Inc. (the “Small business issuer”) on Form 10-QSB for the three-month period ended May 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carl Palmer, Chief Executive Officer of the Small business issuer certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Small business issuer.

/s/ Carl Palmer
Carl Palmer
Chief Executive Officer

October 4, 2007